EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Multi-Fineline Electronix, Inc. of our report dated June 15, 2006 relating to the consolidated financial statements of MFS Technology LTD, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers Singapore

Singapore

June 23, 2006